Exhibit 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

URGENT.LY INC.

WARRANT TO PURCHASE COMMON STOCK

No. CSW-[ ]	[ ], 2021

Void After [ ], 2031

THIS CERTIFIES THAT, for value received, [     ] with its principal office at [    ], or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from URGENT.LY INC., a Delaware corporation, with its principal office at 8609 Westwood Center Drive, Suite 475, Vienna, VA 22182 (the “Company”) up to [    ] shares of Common Stock (as defined below), subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

This Warrant to Purchase Common Stock (this “Warrant”) is being issued pursuant to the terms of that certain Loan and Security Agreement, dated December 16, 2021, by and among the Company, the lenders from time to time party thereto (including the Holder) (the “Lenders”) and Alter Domus (US) LLC, as administrative and collateral agent for Lenders (the “Agreement”). Each capitalized term used but not defined in this Warrant has the meaning given to such term in the Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Certificate of Incorporation” shall mean the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 18, 2021, as amended.

(b) “Commission” shall mean the United States Securities and Exchange Commission.

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(c) “Exercise Period” shall mean the period commencing with the date hereof and ending at 5:00 p.m. on the 10th anniversary hereof, unless sooner terminated as provided below.

(d) “Exercise Price” shall mean $[     ] per share, subject to adjustment pursuant to Section 6 below.

2. EXERCISE OF WARRANT.

2.1 Cash Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash, by check or by wire transfer of immediately available funds, or (ii) by cancellation of indebtedness; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Common Stock so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as soon as practicable and in any event within two (2) Business Days after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of shares of Common Stock purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of shares of Common Stock for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of shares of Common Stock purchasable hereunder.

The person in whose name any certificate or certificates for Common Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and (in the case of exercises pursuant to Section 2.1) payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and any such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the Fair Market Value per Share (as defined below) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) in exchange for the surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

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Where X =    the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the Fair Market Value per Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of Section 2.2, the “Fair Market Value per Share” as of any date shall mean an amount per share of Common Stock issued or issuable pursuant to this Warrant equal to the Fair Market Value (as defined below) of the Company as of such date divided by the aggregate number of shares of Common Stock outstanding on such date, calculated on a fully-diluted basis (assuming the conversion or exercise of all outstanding securities convertible into or exercisable for shares of Common Stock).

For purposes of this Section 2.2, if the Common Stock is then traded on a nationally recognized securities exchange (a “Trading Market”), then the “Fair Market Value per Share” shall be the closing price or last sale price of a share of the Common Stock reported for the trading day immediately before the date on which the Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Common Stock is not then traded on a Trading Market, then the Board of Directors of the Company shall determine the “Fair Market Value” in good faith and taking into account the Company’s most recent valuation; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Company’s IPO, the Fair Market Value per Share shall be the per share offering price to the public in the IPO.

2.3 Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (including any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a

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limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.3 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.3, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent of the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within one trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.3, provided that the Beneficial Ownership Limitation in no event exceeds 9.90% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2.3 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Common Stock. The Company covenants and agrees that all Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices.

(a) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) Business Days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) The Company shall provide written notice (the “Transaction Notice”) to the Holder at least ten (10) Business Days prior to (i) the date of filing of a registration statement for an IPO or (ii) the date that the Company proposes to consummate either (x) an IPO, (y) a Deemed Liquidation Event (defined in the Company’s Certificate of Incorporation) or (z) a SPAC Transaction (each of the consummation of an IPO, a Deemed Liquidation Event or a SPAC Transaction, a “Material Transaction”), which notice shall, in each case, contain: (A) a brief description of the proposed Material Transaction; (B) in the case of an IPO, the date upon which such proposed registration statement will be filed with the Securities and Exchange Commission and (C) the anticipated date such Material Transaction will be consummated (the “Material Transaction Closing Date”).

3.3 Taxes. No charge shall be made to the Holder for any exercise or registration of transfer of this Warrant, and the Company shall pay all costs and expenses in connection with, and all documentary, recordation or registration or similar taxes that may be imposed with respect to the delivery, execution or performance of this Warrant or the issuance of Common Stock upon exercise of this Warrant.

4. REPRESENTATIONS OF THE COMPANY

4.1 Due Organization and Qualification. The Company is a Delaware corporation duly formed and existing under the laws of its state of formation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

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4.2 Authority. The execution, delivery, and performance of this Warrant is within the Company’s powers, has been duly authorized, and is not in conflict with nor constitute a breach of any provision of the Company’s certificate of incorporation. All corporate action required to be taken by the Company’s Board of Directors and stockholders to authorize the issuance of the Common Stock upon exercise of the Warrants, has been taken.

4.3 Valid Issuance of Common Stock. The Common Stock issuable upon exercise of this Warrant have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. The Common Stock issuable upon exercise of this Warrant will be issued in compliance with all applicable federal and state securities laws.

4.4 Capitalization. The authorized capital stock of the Company consists of: (i) [            ] shares of common stock, $[            ] par value per share (the “Common Stock”), [            ] shares of which are issued and outstanding; and (ii) [            ] shares of preferred stock, $[            ] par value per share (the “Preferred Stock”), [            ] shares of which are issued and outstanding. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws and are not subject to any pre-emptive or similar rights. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Incorporation and as provided by the Delaware General Corporation Law. All of the issued shares of capital stock, partnership interests or membership interests, as applicable, of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens.

4.5 Stock Plans. [            ] shares of Common Stock have been reserved for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, [            ] shares have been issued pursuant to the exercise of stock options and not repurchased, options to purchase [            ] shares have been granted and are currently outstanding, and [            ] shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

4.6 Conflict with Other Instruments, etc. Neither the execution and delivery of this Warrant nor the consummation of the transactions herein contemplated nor compliance with the terms, conditions and provisions hereof will (a) conflict with or result in a breach of any material law or any material regulation, order, writ, injunction or decree of any court or governmental instrumentality or (b) result in the creation or imposition of any Lien on any assets of the Company or any Subsidiary, other than Permitted Liens and Liens granted to Agent under the Agreement.

4.7 Enforceability. This Warrant has been duly executed and delivered by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

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5. REPRESENTATIONS OF THE HOLDER.

5.1 Acquisition of Warrant for Personal Account. The Holder confirms, that this Warrant and the Common Stock issuable upon exercise of this Warrant have been and will be, as the case may be, acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to this Warrant or the Common Stock issuable upon exercise of this Warrant.

5.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon Section 4(2) of the Act.

(b) The Holder recognizes that the Warrant and the Common Stock issuable upon exercise of this Warrant must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Common Stock issuable upon exercise of this Warrant, or to facilitate any subsequent exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Common Stock issuable upon exercise of this Warrant may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied. The Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

5.3 Disposition of Warrant and Common Stock.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Common Stock issuable upon exercise of this Warrant unless:

(i) The Company shall have received a letter secured by the Holder from the Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

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(iii) The Holder effects a sale or other disposition pursuant to a transaction not requiring registration under the Act.

(b) The Holder understands and agrees that all certificates evidencing the Common Stock issuable upon exercise of this Warrant may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED OR HYPOTHECATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c) At the Holder’s request, the Company shall promptly remove any such legend from certificates evidencing the Common Stock upon being advised by the Holder that it intends to sell or dispose of all or any part of the Warrant or Common Stock issuable upon exercise of this Warrant pursuant to a transaction not requiring registration under the Act; provided that, if reasonably requested by the Company, then the Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration under the Act.

6. ADJUSTMENT OF COMMON STOCK AND PRICE.

6.1 Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than to the extent a transaction results in early termination of this warrant pursuant to Section 8, or a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale or transfer of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, Holder of this Warrant shall have the right to exercise this Warrant and upon such exercise to receive, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of consideration, including but not limited to shares of stock, other securities, money and property receivable upon such reclassification, change, conversion, merger, sale or transfer as would have been received if this Warrant had been exercised in full immediately prior to such event. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, conversions, mergers, sales or transfers.

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6.2 Subdivisions or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired the Company shall subdivide or combine its Common Stock, the Exercise Price and the number of shares of Common Stock issuable upon exercise hereof shall be proportionately adjusted.

6.3 Stock Dividends. If at any time while this Warrant is outstanding and unexpired the Company shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 6.1 and 6.2), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock subject to this Warrant shall be proportionately adjusted.

6.4 True-Up Adjustment of Underlying Common Stock. If at any time while this Warrant remains outstanding and unexpired the Company shall issue or deliver any Equity Interests (the “True Up Equity”) to the Creditors under that certain Amended and Restated Loan and Security Agreement, (the “LSA”) dated December 16, 2021, by and among Structural Capital Investments III, LP (“SCI”), Series Structural DCO II series of Structural Capital DCO, LLC (“DCO”), and CEOF HOLDINGS LP (“CEOF” and together with SCI and DCO, “Creditors” and each a “Creditor”), Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent for Creditors and the Company, in exchange for the amendment, modification, alternate performance or waiver of Section 6.11(a) of the LSA, the number of shares of Common Stock that may be purchased upon exercise of this Warrant and all other similar warrants of such series of the Company (other than the Committed Incremental Warrant) shall automatically without any further action by the Holder or the Company be increased or decreased, so that after such adjustment, the sum of (i) the aggregate number of shares of Common Stock issuable upon exercise of this Warrant, plus (ii) the number of shares of Common Stock issuable upon the exercise of all other outstanding warrants of such series of the Company (other than the Committed Incremental Warrants), equals 3.6% multiplied by the sum of 42,202,738 (as may adjusted proportionally with respect to any adjustment made in accordance with Sections 6.1, 6.2 or 6.3) plus the number of shares of Common Stock underlying the True Up Equity on the date of such adjustment (the “True-Up Date”). The Company shall apply the adjustment set forth in this Section 6.4, pro rata among the Warrant and all outstanding warrants of such series of the Company (other than the Committed Incremental Warrant), with all fractional shares greater than 0.5 rounded up and all fractional shares less than 0.5 rounded down. On the business day following the True-Up Date, the Company at its expense shall prepare a certificate setting forth such adjustment, including a statement of the adjusted number of shares of Common Stock underlying the Warrant, describing the transactions giving rise to such adjustments and showing in detail the facts upon which adjustment is based. The Company shall take all necessary action to promptly notify the Company’s transfer agent of such adjustment.

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6.5 Notice of Adjustments. Whenever the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall within ten (10) calendar days of such adjustment deliver a certificate signed by its chief financial officer to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Common Stock subject to this Warrant and the Exercise Price therefor, as applicable, after giving effect to such adjustment.

7. FRACTIONAL SHARES. No fractional shares Common Stock shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Common Stock (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value per Share by such fraction.

8. EARLY TERMINATION AND DEEMED EXERCISE. Following the receipt of a Transaction Notice by the Holder during the Exercise Period, the Holder shall have the right to exercise the Warrant at any time prior to two (2) Business Days prior to the Material Transaction Closing Date. If the Holder fails to exercise the Warrant in full in advance of the second Business Day prior to the Material Transaction Closing Date, then this Warrant shall be deemed exercised under Section 2.2 immediately prior to, and subject to the consummation of, the Material Transaction (subject to Beneficial Ownership Limitations); provided that the Fair Market Value per Share shall reflect the IPO price or Fair Market Value per Share assumed in connection with the Material Transaction. In the event of a Material Transaction in which the Fair Market Value per Share is determined to be less than the Exercise Price, this Warrant shall terminate immediately prior to the consummation of such Material Transaction. In the event that any portion of the Warrant cannot be deemed exercised upon the consummation of a Material Transaction, by operation of the Beneficial Ownership Limitations, such portion of the Warrant shall remain outstanding in accordance with its terms.

9. PIGGYBACK REGISTRATION RIGHTS. In the event of: (a) an IPO, the Holder shall have the right, but not the obligation, to participate as a selling stockholder and include all or any portion of the Common Stock issuable upon exercise of this Warrant in the IPO registration statement and any subsequent registration statements on a pari passu basis with the Company; and (b) a SPAC Transaction where the Holder receives SPAC securities in exchange for Common Stock, the Holder shall have the right, but not the obligation, to participate as a selling stockholder and include all or any portion of such SPAC securities in any subsequent registration statements filed by the SPAC on a pari passu basis with the SPAC (including, for the avoidance of doubt, participating as a selling securityholder in any registration statement filed with respect to any private placement of equity securities consummated in connection with the SPAC Transaction).

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

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11. TRANSFER OF WARRANT. Subject to applicable laws, and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by the Holder.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. NOTICES. All notices required or permitted hereunder shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address of the respective party listed on the first page of this Warrant or at such other address as the Company or the Holder may designate by ten (10) Business Days’ advance written notice to the other party.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. AMENDMENT. Any term of this Warrant may only be amended or waived by the written consent of the Company and the Holder.

16. GOVERNING LAW. This Warrant shall be governed as to validity, interpretation, construction, effect and all other respects by the laws of the State of Delaware without regard to the principals and conflict of laws.

[Signature Page(s) Follow]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

URGENT.LY INC.

By:

Name:
Title:
Address:

[Signature Page to Closing Date Warrant]

NOTICE OF EXERCISE

TO: URGENT.LY INC.

(1) ☐ The undersigned hereby elects to purchase _______ shares of the Common Stock of URGENT.LY INC. (the “Company”) pursuant to the terms of the attached Warrant.

☐ The undersigned hereby elects to purchase _______ shares of the Common Stock of URGENT.LY INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the required holding period under Rule 144 being satisfied; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form

and supply required information. Do not use this

form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: ___________, 20__

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

FIRST AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This First Amendment to Warrant to Purchase Common Stock (“Amendment”) is entered into as of [    ], 2022, by and between Urgent.ly Inc., a Delaware corporation (the “Company”) and [     ], (the “Holder”).

WHEREAS, as of [                ], 2021, the Company issued Holder that certain Warrant to Purchase Common Stock, CSW-[    ] (the “Warrant”); and

WHEREAS, in connection with the execution of that Forbearance Agreement and First Amendment to Loan and Security Agreement dated as of the date hereof, the Company and Holder desire to amend the Warrant as provided herein.

NOW, THEREFORE, based on the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder hereby agree as follows:

1. The first paragraph of the Warrant is amended and restated as follows:

THIS CERTIFIES THAT, for value received, [     ], with its principal office at [     ], or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from URGENT.LY INC., a Delaware corporation, with its principal office at 8609 Westwood Center Drive, Suite 475, Vienna, VA 22182 (the “Company”) a number of fully paid and non-assessable shares of Common Stock (defined below) equal to the Warrant Coverage (defined below), subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

2. A new definition of “Fully Diluted Capitalization” is hereby added to Section 1 as follows:

(e) “Fully Diluted Capitalization” shall mean, as of any date of determination, the issued and outstanding capital stock of the Company on a fully diluted basis after giving effect to (i) the exercise, conversion and exchange of all options, warrants and all other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and (ii) the issuance of all shares of capital stock reserved under any equity incentive plan.

3. A new definition of “Warrant Coverage” is hereby added to Section 1 as follows:

(f) “Warrant Coverage” shall mean, at the time the Warrant is exercised or converted, [ ]% of the Fully Diluted Capitalization of the Company.

4. Section 6.4 (True-Up Adjustment of Underlying Common Stock) is hereby deleted in its entirety.

5. Except as expressly provided herein, all other terms and conditions of the Warrant remain unchanged and in full force and effect.

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